UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 21, 2007

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 21, 2007, the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) appointed Grace Nichols to the Company’s Board of Directors. Ms. Nichols will serve as a Class II director for a term in office expiring at the Company’s annual meeting of shareholders in 2008. Ms. Nichols will serve on the nominating and governance committee and compensation committees of the Board of Directors. Ms. Nichols will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors and committee members, which are described under the heading “Director Compensation” in the Company’s proxy statement as filed by the Company on April 13, 2007 with the Securities and Exchange Commission in connection with its 2007 annual meeting of shareholders. In accordance with the Company’s customary practice, the Company is entering into an indemnification agreement with Ms. Nichols, the form of which was attached as an exhibit to the Company’s initial Form S-1 Registration Statement as filed with the Securities and Exchange Commission. The full text of the press release announcing Ms. Nichols’ appointment is included as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     99.1 Press Release issued by the Company on August 21, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2007	Pacific Sunwear of California, Inc.
/s/ SALLY FRAME KASAKS
Sally Frame Kasaks
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by the Company on August 21, 2007